EXHIBIT 99.3

JOINT FILERS’ SIGNATURES

Designated Filer:  TD Group Holdings, LLC

Issuer & Ticker Symbol:  TransDigm Group
Incorporated [TDG]

Date of Event Requiring Statement:  June 10, 2009

TD GROUP HOLDINGS, LLC

By: Warburg Pincus Private Equity VIII, L.P., its Sole Member

By:  Warburg Pincus Partners, LLC, its General Partner

By:  Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Dated:	6/11/09
Name:	Scott A. Arenare
Title:	Partner

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
By: Warburg Pincus Partners, LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Dated:	6/11/09
Name:	Scott A. Arenare
Title:	Partner

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare	Dated:	6/11/09
Name:	Scott A. Arenare
Title:	Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare	Dated:	6/11/09
Name:	Scott A. Arenare
Title:	Managing Director

WARBURG PINCUS PARTNERS, LLC
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Dated:	6/11/09
Name:	Scott A. Arenare
Title:	Partner